MUELLER WATER PRODUCTS REPORTS
2018 SECOND QUARTER RESULTS

Achieved 16.8% Net Sales Increase
Earned Net Income per Diluted Share of $0.06
Increased Adjusted Net Income per Diluted Share to $0.12

ATLANTA, May 7, 2018 - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal 2018 second quarter ended March 31, 2018, net sales were $233.2 million and net income was $10.2 million.
In the 2018 second quarter, the Company:

•	Increased net sales 16.8 percent, or $33.5 million, to $233.2 million as compared with $199.7 million in the prior year quarter.

•
Improved operating income to $29.9 million from $11.3 million in the prior year quarter. Adjusted operating income increased 34.7 percent to $31.8 million as compared with $23.6 million in the prior year quarter.

•
Increased income from continuing operations to $10.2 million from $4.7 million in the prior year quarter. Adjusted net income increased 24.0 percent to $19.1 million as compared with $15.4 million in the prior year quarter.

•
Recorded a provisional one-time income tax expense of $7.5 million for the transition tax on undistributed foreign earnings relating to new tax legislation, and incurred other charges of $1.9 million, which were primarily related to its previously announced strategic reorganization.

•
Generated income from continuing operations per diluted share of $0.06 and adjusted net income per diluted share of $0.12 as compared with income from continuing operations per diluted share of $0.03 and adjusted net income per diluted share of $0.09 in the prior year quarter.

•	Increased its quarterly dividend 25 percent to $0.05 per share and repurchased $10 million of shares during the second quarter.
“We are very encouraged by the healthy demand in both municipal and residential end markets. In the second quarter, we achieved 16.8 percent quarterly net sales growth, our highest quarterly year-over-year net sales growth in five years, while increasing adjusted operating income 34.7 percent,” said Scott Hall, President and Chief Executive Officer of Mueller Water Products.
“Our gross profit margin expanded to 31.9 percent in the second quarter as our higher volumes, cost productivity improvements and favorable pricing helped offset higher material costs. As a result, we increased adjusted operating income and improved our conversion margin. We expect our conversion margin will be stronger in the second half of the year compared to the first half due to benefits from higher volumes, continued execution of our cost productivity initiatives and improved pricing.

“Our outlook for 2018 remains positive, with favorable growth in our end markets. For full year 2018, we expect our consolidated net sales to increase between 7 and 9 percent and conversion margin to range between 25 and 30 percent. Moving forward, we remain focused on executing our key initiatives to grow and enhance our business as we accelerate new product development, drive manufacturing productivity improvements and execute our go-to-market strategies as a customer-focused organization. Our strong balance sheet and free cash flow enable us to reinvest and grow our business through capital investments and acquisitions, while returning cash to shareholders through dividends and share repurchases.”
Consolidated Results
Net sales for the 2018 second quarter increased $33.5 million, or 16.8 percent, to $233.2 million as compared with $199.7 million in the 2017 second quarter.
Adjusted operating income was $31.8 million for the 2018 second quarter and $23.6 million in the 2017 second quarter.
Segment Results
Infrastructure
Net sales for the 2018 second quarter increased $29.5 million, or 16.2 percent, to $211.1 million as compared with $181.6 million in the 2017 second quarter, primarily due to higher shipment volumes and higher pricing.
Adjusted operating income for the 2018 second quarter increased 25.0 percent to $45.0 million as compared with $36.0 million in the 2017 second quarter. Adjusted operating income increased primarily due to higher shipment volumes, higher pricing and cost productivity improvements, which were partially offset by higher material costs and SG&A expenses.
Technologies
Net sales for the 2018 second quarter increased $4.0 million, or 22.1 percent, to $22.1 million, as compared with $18.1 million in the 2017 second quarter. The increase was driven by higher volumes.
Adjusted operating losses were $3.9 million in the 2018 second quarter and $3.8 million in the 2017 second quarter.
Interest Expense, Net
Interest expense, net for the 2018 second quarter decreased to $5.2 million, as compared with $5.5 million in the 2017 second quarter, primarily due to higher interest income this year.
Income Taxes
On December 22, 2017, tax legislation was enacted that made significant revisions to federal income tax laws, including lowering the corporate income tax rate to 21 percent from 35 percent, eliminating or limiting certain deductions and overhauling the taxation of income earned outside the United States. In this quarter, the Company recorded a provisional one-time expense of $7.5 million for the transition tax on previously-untaxed, undistributed foreign earnings. The provisional net impact of the tax legislation to date is a $35.1 million benefit, including the benefit of $42.6 million recorded in the first quarter related to remeasurement of the Company’s net deferred income tax liabilities.

For the 2018 second quarter, the Company reported income tax expense of $14.2 million. Excluding the provisional transition tax expense, income tax expense was $6.7 million or 27.5 percent of income before income taxes. This rate differs from the statutory rate primarily due to the effects of state income taxes and discrete items, particularly certain effects of stock compensation transactions.
Discontinued Operations
The Company sold its Anvil business in the 2017 second quarter. Amounts applicable to Anvil have been classified as discontinued operations.
Conference Call Webcast
Mueller Water Products’ quarterly earnings conference call will take place Tuesday, May 8, 2018, at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-373-4993. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.
Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s results as determined under GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
The Company presents adjusted net income, adjusted net income per diluted share, adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company’s underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s recurring performance.
The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management, and the investment community commonly uses them as measures of indebtedness. The Company presents free cash flow because management believes it is commonly used by the investment community to measure the Company’s ability to create liquidity.
The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.

Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements, including statements regarding the strength of our conversion margin in the second half of the year, our consolidated net sales and conversion margin for full year 2018, acceleration of new product development, manufacturing productivity improvements, go-to-market strategies, returning cash to stockholders, growing our business through capital investments and acquisitions and the impact of new tax legislation. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market or regulatory conditions, manufacturing and product performance, warranty assumptions (including the adequacy of our reserves related thereto), expectations regarding higher volumes, continued execution of our cost productivity initiatives and improved pricing, as well as other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2017.  Undue reliance should not be placed on any forward-looking statements.  We do not have any intention or obligation to update forward-looking statements, except as required by law.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

Investor Relations Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact: Yolanda Kokayi
770-206-4131
ykokayi@muellerwp.com

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	September 30,
	2018	2017
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$323.9	$361.7
Receivables, net	152.4	145.3
Inventories	156.2	138.9
Other current assets	21.2	24.4
Total current assets	653.7	670.3
Property, plant and equipment, net	124.0	122.3
Intangible assets	429.1	439.3
Other noncurrent assets	27.5	26.4
Total assets	$1,234.3	$1,258.3

Liabilities and equity:
Current portion of long-term debt	$5.6	$5.6
Accounts payable	58.3	82.5
Other current liabilities	49.8	53.5
Total current liabilities	113.7	141.6
Long-term debt	473.4	475.0
Deferred income taxes	78.2	115.1
Other noncurrent liabilities	37.2	37.1
Total liabilities	702.5	768.8

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 158,047,381 and 158,590,383 shares outstanding at March 31, 2018 and September 30, 2017, respectively	1.6	1.6
Additional paid-in capital	1,467.7	1,494.2
Accumulated deficit	(890.3)	(955.6)
Accumulated other comprehensive loss	(48.4)	(51.8)
Total Company stockholders’ equity	530.6	488.4
Noncontrolling interest	1.2	1.1
Total equity	531.8	489.5
Total liabilities and equity	$1,234.3	$1,258.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Net sales	$233.2	$199.7	$411.5	$366.9
Cost of sales	158.7	147.2	281.6	262.6
Gross profit	74.5	52.5	129.9	104.3
Operating expenses:
Selling, general and administrative	42.7	38.7	82.5	75.0
Gain on sale of idle property	—	—	(9.0)	—
Strategic reorganization and other charges	1.9	2.5	5.8	3.8
Total operating expenses	44.6	41.2	79.3	78.8
Operating income	29.9	11.3	50.6	25.5
Pension costs other than service	0.3	0.4	0.5	0.7
Interest expense, net	5.2	5.5	10.4	11.9
Income before income taxes	24.4	5.4	39.7	12.9
Income taxes:
Recurring-basis income tax expense	6.7	0.7	9.5	2.8
One-time impacts from tax legislation (1)	7.5	—	(35.1)	—
Income tax expense (benefit)	14.2	0.7	(25.6)	2.8
Income from continuing operations	10.2	4.7	65.3	10.1
Income from discontinued operations	—	68.6	—	69.9
Net income	$10.2	$73.3	$65.3	$80.0

Income per basic share:
Continuing operations	$0.06	$0.03	$0.41	$0.06
Discontinued operations	—	0.43	—	0.44
Net income	$0.06	$0.46	$0.41	$0.50

Income per diluted share:
Continuing operations	$0.06	$0.03	$0.41	$0.06
Discontinued operations	—	0.42	—	0.43
Net income	$0.06	$0.45	$0.41	$0.49

Weighted average shares outstanding:
Basic	158.3	160.9	158.4	161.4
Diluted	159.4	162.5	159.6	163.2

Dividends declared per share	$0.05	$0.04	$0.09	$0.07

(1) U.S. federal income tax legislation was enacted during the quarter ended December 31, 2017. The quarter ended March 31, 2018 included a provisional one-time transition tax on undistributed foreign earnings due to this legislation. The six months ended March 31, 2018 also included a provisional $42.6 million income tax benefit for the required remeasurement of net deferred tax liabilities to reflect the enacted tax rates in effect when the Company expects to recognize the related tax expenses or benefits.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended
	March 31,
	2018	2017
	(in millions)
Operating activities:
Net income	$65.3	$80.0
Less income from discontinued operations	—	69.9
Income from continuing operations	65.3	10.1
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation	10.1	10.1
Amortization	11.4	10.8
Stock-based compensation	3.5	3.4
Retirement plans	1.5	1.7
Deferred income taxes	(38.6)	(14.2)
Gain on sale	(9.0)	—
Other, net	2.1	1.0
Changes in assets and liabilities, net of acquisitions:
Receivables	(6.8)	(5.2)
Inventories	(17.5)	(11.2)
Other assets	(2.0)	(2.4)
Liabilities	(18.4)	(20.4)
Net cash provided by (used in) operating activities of continuing operations	1.6	(16.3)
Investing activities:
Capital expenditures	(14.4)	(14.1)
Proceeds from sales of assets	7.4	0.2
Business acquisitions, net of cash acquired	—	(26.2)
Net cash used in investing activities of continuing operations	(7.0)	(40.1)
Financing activities:
Dividends	(14.3)	(11.2)
Employee taxes related to stock-based compensation	(2.1)	(2.7)
Repayments of debt	(2.4)	(2.5)
Common stock issued	6.4	3.9
Stock repurchased under buyback program	(20.0)	(50.0)
Deferred financing costs	—	(1.0)
Other	(0.1)	—
Net cash used in financing activities of continuing operations	(32.5)	(63.5)
Net cash flows from discontinued operations:
Operating activities	—	(43.6)
Investing activities	—	297.2
Financing activities	—	(0.1)
Net cash provided by discontinued operations	—	253.5
Effect of currency exchange rate changes on cash	0.1	(0.3)
Net change in cash and cash equivalents	(37.8)	133.3
Cash and cash equivalents at beginning of period	361.7	195.0
Cash and cash equivalents at end of period	$323.9	$328.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$211.1	$22.1	$—	$233.2

Gross profit	$71.4	$3.1	$—	$74.5
Selling, general and administrative expenses	26.4	7.0	9.3	42.7
Strategic reorganization and other charges	0.1	—	1.8	1.9
Operating income (loss)	$44.9	$(3.9)	$(11.1)	$29.9

Operating margin	21.3%	(17.6)%		12.8%

Capital expenditures	$6.3	$1.5	$0.2	$8.0

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$10.2
One-time impacts from tax legislation				7.5
Strategic reorganization and other charges				1.9
Income tax benefit of adjusting items				(0.5)
Adjusted net income				$19.1

Weighted average diluted shares outstanding				159.4

Adjusted net income per diluted share				$0.12

Net income				$10.2
Income tax expense (1)				14.2
Interest expense, net (1)				5.2
Pension costs other than service				0.3
Operating income (loss)	$44.9	$(3.9)	$(11.1)	29.9
Strategic reorganization and other charges	0.1	—	1.8	1.9
Adjusted operating income (loss)	45.0	(3.9)	(9.3)	31.8
Pension costs other than service	0.1	—	(0.4)	(0.3)
Depreciation and amortization	9.4	1.5	—	10.9
Adjusted EBITDA	$54.5	$(2.4)	$(9.7)	$42.4

Adjusted operating margin	21.3%	(17.6)%		13.6%

Adjusted EBITDA margin	25.8%	(10.9)%		18.2%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$54.5	$(2.4)	$(9.7)	$42.4
Three prior quarters’ adjusted EBITDA	160.3	(4.4)	(25.4)	130.5
Trailing twelve months’ adjusted EBITDA	$214.8	$(6.8)	$(35.1)	$172.9

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.6
Long-term debt				473.4
Total debt				479.0
Less cash and cash equivalents				323.9
Net debt				$155.1

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				0.9x

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities of continuing operations				$1.1
Less capital expenditures				(8.0)
Free cash flow				$(6.9)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31, 2017
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$181.6	$18.1	$—	$199.7

Gross profit	$59.0	$(6.5)	$—	$52.5
Selling, general and administrative expenses	23.0	7.1	8.6	38.7
Other charges	1.6	0.1	0.8	2.5
Operating income (loss)	$34.4	$(13.7)	$(9.4)	$11.3

Operating margin	18.9%	(75.7)%		5.7%

Capital expenditures	$4.7	$5.2	$—	$9.9

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$73.3
Income from discontinued operations (after tax)				(68.6)
Discrete warranty charge				9.8
Other charges				2.5
Income tax benefit of adjusting items				(1.6)
Adjusted net income				$15.4

Weighted average diluted shares outstanding				162.5

Adjusted net income per diluted share				$0.09

Net income				$73.3
Income from discontinued operations (after tax)				(68.6)
Income tax expense (1)				0.7
Interest expense, net (1)				5.5
Pension costs other than service				0.4
Operating income (loss)	$34.4	$(13.7)	$(9.4)	11.3
Discrete warranty charge	—	9.8	—	9.8
Other charges	1.6	0.1	0.8	2.5
Adjusted operating income (loss)	36.0	(3.8)	(8.6)	23.6
Pension costs other than service	(0.1)	—	(0.3)	(0.4)
Depreciation and amortization	9.1	1.4	0.1	10.6
Adjusted EBITDA	$45.0	$(2.4)	$(8.8)	$33.8

Adjusted operating margin	19.8%	(21.0)%		11.8%

Adjusted EBITDA margin	24.8%	(13.3)%		16.9%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31, 2017
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$45.0	$(2.4)	$(8.8)	$33.8
Three prior quarters’ adjusted EBITDA	155.4	(0.5)	(26.8)	128.1
Trailing twelve months’ adjusted EBITDA	$200.4	$(2.9)	$(35.6)	$161.9

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.5
Long-term debt				476.3
Total debt				481.8
Less cash and cash equivalents				328.3
Net debt				$153.5

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				0.9x

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$3.6
Less capital expenditures				(9.9)
Free cash flow				$(6.3)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Six months ended March 31, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$371.2	$40.3	$—	$411.5

Gross profit	$123.9	$6.0	$—	$129.9
Selling, general and administrative expenses	50.8	14.5	17.2	82.5
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	5.6	5.8
Operating income (loss)	$73.0	$(8.6)	$(13.8)	$50.6

Operating margin	19.7%	(21.3)%		12.3%

Capital expenditures	$11.1	$3.0	$0.3	$14.4

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$65.3
One-time impacts from tax legislation				(35.1)
Gain on sale of idle property				(9.0)
Strategic reorganization and other charges				5.8
Income tax benefit of adjusting items				0.9
Adjusted net income				$27.9

Weighted average diluted shares outstanding				159.6

Adjusted net income per diluted share				$0.17

Net income				$65.3
Income tax benefit (1)				(25.6)
Interest expense, net (1)				10.4
Pension costs other than service				0.5
Operating income (loss)	$73.0	$(8.6)	$(13.8)	50.6
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	5.6	5.8
Adjusted operating income (loss)	73.1	(8.5)	(17.2)	47.4
Pension costs other than service	—	—	(0.5)	(0.5)
Depreciation and amortization	18.5	2.9	0.1	21.5
Adjusted EBITDA	$91.6	$(5.6)	$(17.6)	$68.4

Adjusted operating margin	19.7%	(21.1)%		11.5%

Adjusted EBITDA margin	24.7%	(13.9)%		16.6%

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities				$1.6
Less capital expenditures				(14.4)
Free cash flow				$(12.8)

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Six months ended March 31, 2017
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$327.9	$39.0	$—	$366.9

Gross profit	$106.6	$(2.3)	$—	$104.3
Selling, general and administrative expenses	44.3	13.5	17.2	75.0
Other charges	1.7	0.1	2.0	3.8
Operating income (loss)	$60.6	$(15.9)	$(19.2)	$25.5

Operating margin	18.5%	(40.8)%		7.0%

Capital expenditures	$7.7	$6.3	$0.1	$14.1

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$80.0
Income from discontinued operations (after tax)				(69.9)
Discrete warranty charge				9.8
Other charges				3.8
Income tax benefit of adjusting items				(2.0)
Adjusted net income				$21.7

Weighted average diluted shares outstanding				163.2

Adjusted net income per diluted share				$0.13

Net income				$80.0
Income from discontinued operations (after tax)				(69.9)
Income tax expense (1)				2.8
Interest expense, net (1)				11.9
Pension costs other than service				0.7
Operating income (loss)	$60.6	$(15.9)	$(19.2)	25.5
Discrete warranty charge	—	9.8	—	9.8
Other charges	1.7	0.1	2.0	3.8
Adjusted operating income (loss)	62.3	(6.0)	(17.2)	39.1
Pension costs other than service	(0.2)	—	(0.5)	(0.7)
Depreciation and amortization	18.1	2.6	0.2	20.9
Adjusted EBITDA	$80.2	$(3.4)	$(17.5)	$59.3

Adjusted operating margin	19.0%	(15.4)%		10.7%

Adjusted EBITDA margin	24.5%	(8.7)%		16.2%

Reconciliation of free cash flow to net cash used in operating activities of continuing operations:
Net cash used in operating activities of continuing operations				$(16.3)
Less capital expenditures				(14.1)
Free cash flow				$(30.4)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

(1) We do not allocate interest or income taxes to our segments.